Exhibit 99.1

Contact:              Robert M. Gorman - (804) 523-7828

Executive Vice President / Chief Financial Officer

ATLANTIC UNION BANKSHARES REPORTS FOURTH QUARTER FINANCIAL RESULTS

Richmond, Va., January 24, 2023 – Atlantic Union Bankshares Corporation (the “Company” or “Atlantic Union”) (NYSE: AUB) reported net income available to common shareholders and adjusted operating earnings available to common shareholders(1) of $67.6 million and basic and diluted earnings per common share of $0.90 for the fourth quarter ended December 31, 2022. Pre-tax pre-provision adjusted operating earnings available to common shareholders(1) totaled $85.6 million for the fourth quarter ended December 31, 2022.

“Atlantic Union Bankshares delivered strong fourth quarter financial results as we hit our profitability and efficiency targets - with low double-digit annualized loan growth, strong credit quality, an expanding net interest margin and positive operating leverage,” said John C. Asbury, president and chief executive officer of Atlantic Union. “Our markets continue to show resiliency and positive dynamics, which combined with our asset sensitivity lead us to believe we are well-positioned for 2023.”

“Operating under the mantra of soundness, profitability and growth – in that order of priority - Atlantic Union remains committed to generating sustainable, profitable growth and building long term value for our shareholders.”

NET INTEREST INCOME

For the fourth quarter of 2022, net interest income was $163.8 million, an increase of $13.1 million from $150.7 million for the third quarter of 2022. Net interest income (FTE)(1) was $168.0 million in the fourth quarter of 2022, an increase of $13.4 million from the third quarter of 2022. The increases in net interest income and net interest income (FTE)(1) were primarily driven by higher loan yields on the Company’s variable rate loans due to rising market interest rates, average loan growth, and increases in investment income primarily due to higher yield on taxable securities. These increases were partially offset by an increase in interest expense due to higher cost of funds, primarily due to an increase in short-term interest rates on borrowings and deposits, increased use of short-term funding and higher average deposits from the prior quarter. The fourth quarter net interest margin and net interest margin (FTE)(1) increased 27 basis points from the prior quarter to 3.61% and 3.70%, respectively, at December 31, 2022. Earning asset yields increased by 66 basis points in the fourth quarter of 2022 compared to the third quarter of 2022 due to the impact of rising market interest rates on loans and investment securities yields. The cost of funds increased from the prior quarter by 39 basis points to 84 basis points at December 31, 2022, driven by higher deposit and borrowing costs as noted above.

The Company’s net interest margin (FTE) (1) includes the impact of acquisition accounting fair value adjustments. Net accretion related to acquisition accounting was $1.3 million for the quarter ended December 31, 2022, representing an increase of $157,000 from the prior quarter. The four quarters of 2022 and the remaining estimated net accretion impact are reflected in the following table (dollars in thousands):

	Loan	Deposit	Borrowings
	Accretion	Amortization	Amortization	Total
For the quarter ended March 31, 2022	$2,253	$(10)	$(203)	$2,040
For the quarter ended June 30, 2022	2,879	(11)	(207)	2,661
For the quarter ended September 30, 2022	1,326	(11)	(209)	1,106
For the quarter ended December 31, 2022	1,484	(12)	(209)	1,263
Total for the year ended December 31, 2022	$7,942	$(44)	$(828)	$7,070
For the years ending (estimated):
2023	3,169	(31)	(852)	2,286
2024	2,597	(4)	(877)	1,716
2025	2,036	(1)	(900)	1,135
2026	1,650	—	(926)	724
2027	1,259	—	(953)	306
Thereafter	6,423	—	(7,993)	(1,570)
Total remaining acquisition accounting fair value adjustments at December 31, 2022	$17,134	$(36)	$(12,501)	$4,597

ASSET QUALITY

Overview

Nonperforming assets (“NPAs”) as a percentage of loans decreased 2 basis points to 0.19% at December 31, 2022, compared to the prior quarter. Accruing past due loan levels as a percentage of total loans held for investment at December 31, 2022 totaled 21 basis points, which is consistent with September 30, 2022, and represents a 2 basis point decrease from December 31, 2021. Net charge-off levels remained low at 0.02% of total average loans (annualized) for the fourth quarter of 2022, consistent with the quarters ended September 30, 2022 and December 31, 2021. The allowance for credit losses (“ACL”) totaled $124.4 million at December 31, 2022, a $5.4 million increase from the prior quarter.

Nonperforming Assets

At December 31, 2022, NPAs totaled $27.1 million, a decrease of $1.5 million from September 30, 2022. The following table shows a summary of NPA balances at the quarter ended (dollars in thousands):

	December 31,	September 30,	June 30,	March 31,	December 31,
	2022	2022	2022	2022	2021
Nonaccrual loans	$27,038	$26,500	$29,070	$29,032	$31,100
Foreclosed properties	76	2,087	2,065	1,696	1,696
Total nonperforming assets	$27,114	$28,587	$31,135	$30,728	$32,796

The following table shows the activity in nonaccrual loans for the quarter ended (dollars in thousands):

	December 31,	September 30,	June 30,	March 31,	December 31,
	2022	2022	2022	2022	2021
Beginning Balance	$26,500	$29,070	$29,032	$31,100	$35,472
Net customer payments	(1,805)	(3,725)	(2,472)	(4,132)	(5,068)
Additions	2,935	1,302	3,203	2,087	1,294
Charge-offs	(461)	(125)	(311)	(23)	(598)
Loans returning to accruing status	(131)	—	—	—	—
Transfers to foreclosed property	—	(22)	(382)	—	—
Ending Balance	$27,038	$26,500	$29,070	$29,032	$31,100

Past Due Loans

Past due loans still accruing interest totaled $30.0 million or 0.21% of total loans held for investment at December 31, 2022, compared to $29.0 million or 0.21% of total loans held for investment at September 30, 2022, and $29.9 million or 0.23% of total loans held for investment at December 31, 2021. Of the total past due loans still accruing interest, $7.5 million or 0.05% of total loans held for investment were loans past due 90 days or more at December 31, 2022, compared to $7.4 million or 0.05% of total loans held for investment at September 30, 2022, and $9.1 million or 0.07% of total loans held for investment at December 31, 2021.

Allowance for Credit Losses

At December 31, 2022, the ACL was $124.4 million and included an allowance for loan and lease losses (“ALLL”) of $110.8 million and a reserve for unfunded commitments (“RUC”) of $13.6 million. The ACL at December 31, 2022 increased $5.4 million from September 30, 2022 due to increased uncertainty in the macroeconomic outlook and the impact of loan growth in the fourth quarter of 2022.

The ACL as a percentage of total loans was 0.86% at December 31, 2022, consistent with September 30, 2022. The ALLL as a percentage of total loans was 0.77% at December 31, 2022, compared to 0.78% at September 30, 2022.

Net Charge-offs

Net charge-offs were $810,000 or 0.02% of total average loans on an annualized basis for the quarter ended December 31, 2022, compared to $587,000 or 0.02% (annualized) for the third quarter of 2022, and $511,000 or 0.02% (annualized) for the fourth quarter of 2021. On a year-to-date basis through December 31, 2022, net charge-offs totaled $2.3 million or 0.02% of total average loans.

Provision for Credit Losses

For the quarter ended December 31, 2022, the Company recorded a provision for credit losses of $6.3 million, compared to a provision for credit losses of $6.4 million in the previous quarter, and a negative provision for credit losses of $1.0 million in the fourth quarter of 2021. The provision for credit losses for the fourth quarter of 2022 reflected a provision of $3.6 million for loan losses and a $2.7 million provision for unfunded commitments.

NONINTEREST INCOME

Noninterest income decreased $1.1 million to $24.5 million for the quarter ended December 31, 2022 from $25.6 million in the prior quarter primarily due to declines in equity method investment income, partially offset by increases in loan syndication, Small Business Administration (“SBA”) 7a, and foreign exchange revenues, each included within other operating income. In addition, mortgage banking income decreased $1.0 million from the prior quarter due to lower mortgage origination volumes and gain on sale margins, and bank owned life insurance income decreased $796,000, reflecting the impact of the prior quarter’s mortality benefit. These noninterest income category decreases were partially offset by increases in loan-related interest rate swap fees of $1.6 million due to an increase in average deal size among swaps executed in the current quarter.

NONINTEREST EXPENSE

Noninterest expense for the quarter ended December 31, 2022 decreased to $99.8 million from $99.9 million in the prior quarter. Notable noninterest expense activity in the fourth quarter of 2022 included a gain related to the sale and leaseback of an office building, refunds of prior period FDIC assessment expenses, costs related to the closure of five branches expected to close in the first quarter of 2023 and other restructuring expenses, the write-down of obsolete software, increased variable incentive compensation and profit-sharing expenses, as well as professional services increases related to strategic projects.

INCOME TAXES

The effective tax rate for the three months ended December 31, 2022 was 14.3%, compared to 17.0% for the three months ended September 30, 2022. The decrease in the effective tax rate reflects the impact of changes in the proportion of tax-exempt income to pre-tax income.

BALANCE SHEET

At December 31, 2022, total assets were $20.5 billion, an increase of $510.9 million or approximately 10.2% (annualized) from September 30, 2022, and an increase of $396.3 million or approximately 2.0% from December 31, 2021. Total assets increased from the prior quarter primarily due to the $530.4 million increase in total loans held for investment (net of deferred fees and costs) driven by loan growth, which was funded primarily by a $1.0 billion increase in short-term borrowings and partially by a $70.1 million decrease in cash and cash equivalents.

At December 31, 2022, loans held for investment (net of deferred fees and costs) totaled $14.4 billion, including $7.3 million in Paycheck Protection Program (“PPP”) loans, an increase of $530.4 million or 15.1% (annualized) from $13.9 billion, including $12.1 million in PPP loans, at September 30, 2022. Average loans held for investment (net of deferred fees and costs) totaled $14.1 billion at December 31, 2022, an increase of $384.0 million or 11.1% (annualized) from the prior quarter. Excluding PPP loans (net of deferred fees and costs)(1), adjusted loans held for investment (net of deferred fees and costs) at December 31, 2022 increased $535.3 million or 15.3% (annualized) from September 30, 2022 and adjusted average loans increased $390.0 million or 11.3% (annualized) from the prior quarter. At December 31, 2022, loans held for investment (net of deferred fees and costs) increased $1.3 billion or 9.5% from December 31, 2021, and quarterly average loans increased $1.0 billion or 7.9% from the same period in the prior year. Excluding PPP loans (net of deferred fees and costs)(1), adjusted loans held for investment (net of deferred fees and costs) at December 31, 2022 increased $1.4 billion or 10.7% from December 31, 2021, and adjusted quarterly average loans during the fourth quarter of 2022 increased $1.3 billion or 10.3% from the fourth quarter of 2021.

At December 31, 2022, total deposits were $15.9 billion, a decrease of $614.5 million or approximately 14.7% (annualized) from September 30, 2022. Average deposits at December 31, 2022 increased from the prior quarter by $123.5 million or 3.0% (annualized). Total deposits at December 31, 2022 decreased $679.4 million or 4.1% from December 31, 2021, and quarterly average deposits during the fourth quarter of 2022 also decreased $249.5 million or 1.5% from the fourth quarter of 2021. Total deposits decreased from the prior quarter and prior year primarily due to the impact of customer behavior in response to inflation and higher market interest rates, in addition to seasonal outflows.

The following table shows the Company’s capital ratios at the quarters ended:

	December 31,	September 30,	December 31,
	2022	2022	2021
Common equity Tier 1 capital ratio (2)	9.95%	9.96%	10.24%
Tier 1 capital ratio (2)	10.94%	10.98%	11.32%
Total capital ratio (2)	13.70%	13.80%	14.17%
Leverage ratio (Tier 1 capital to average assets) (2)	9.42%	9.32%	9.01%
Common equity to total assets	10.78%	10.60%	12.68%
Tangible common equity to tangible assets (1)	6.43%	6.11%	8.20%

At December 31, 2022, the Company’s common equity to total assets capital ratio and tangible common equity to tangible assets capital ratio decreased from the prior year primarily due to the unrealized losses on the available for sale (“AFS”) securities portfolio recorded in other comprehensive income due to market interest rate increases, while these ratios increased from the prior quarter due to the increase in the value of the AFS securities portfolio, as long-term rates decreased during the fourth quarter of 2022.

During the fourth quarter of 2022, the Company declared and paid a quarterly dividend on the outstanding shares of Series A Preferred Stock of $171.88 per share (equivalent to $0.43 per outstanding depositary share), consistent with the third quarter of 2022 and the fourth quarter of 2021. During the fourth quarter of 2022, the Company also declared and paid cash dividends of $0.30 per common share, consistent with the third quarter of 2022 and an increase of $0.02 or approximately 7.1% from the fourth quarter of 2021.

(1) These are financial measures not calculated in accordance with generally accepted accounting principles (“GAAP”). For a reconciliation of these non-GAAP financial measures, see Alternative Performance Measures (non-GAAP) section of the Key Financial Results.

(2) All ratios at December 31, 2022 are estimates and subject to change pending the Company’s filing of its FR Y9-C. All other periods are presented as filed.

ABOUT ATLANTIC UNION BANKSHARES CORPORATION

Headquartered in Richmond, Virginia, Atlantic Union Bankshares Corporation (NYSE: AUB) is the holding company for Atlantic Union Bank. Atlantic Union Bank has 114 branches and approximately 130 ATMs located throughout Virginia, and in portions of Maryland and North Carolina. Certain non-bank financial services affiliates of Atlantic Union Bank include: Atlantic Union Equipment Finance, Inc., which provides equipment financing; Atlantic Union Financial Consultants, LLC, which provides brokerage services; and Union Insurance Group, LLC, which offers various lines of insurance products.

On January 18, 2023, the Company completed the transfer of the listing of its common stock and its depositary shares, each representing a 1/400th interest in a share of the Company’s 6.875% Perpetual Non-Cumulative Preferred Stock, Series A, from The Nasdaq Stock Market LLC to the New York Stock Exchange, under the ticker symbols of “AUB” and “AUB.PRA”, respectively.

FOURTH QUARTER AND FISCAL YEAR 2022 EARNINGS RELEASE CONFERENCE CALL

The Company will hold a conference call and webcast for investors at 9:00 a.m. Eastern Time on Tuesday, January 24, 2023 during which management will review the financial results for the fourth quarter and fiscal year 2022 and provide an update on recent activities.

The listen-only webcast and the accompanying slides can be accessed at:

https://edge.media-server.com/mmc/p/d6afrqsq.

For analysts who wish to participate in the conference call, please register at the following URL:

https://register.vevent.com/register/BI10abddc24ec746bdb44736355d7d0588. To participate in the conference call, you must use the link to receive an audio dial-in number and an Access PIN.

A replay of the webcast, and the accompanying slides, will be available on the Company’s website for 90 days at: https://investors.atlanticunionbank.com/.

NON-GAAP FINANCIAL MEASURES

In reporting the results as of and for the periods ended December 31, 2022, the Company has provided supplemental performance measures on a tax-equivalent, tangible, operating, adjusted or pre-tax pre-provision basis. These non-GAAP financial measures are a supplement to GAAP, which is used to prepare the Company’s financial statements, and should not be considered in isolation or as a substitute for comparable measures calculated in accordance with GAAP. In addition, the Company’s non-GAAP financial measures may not be comparable to non-GAAP financial measures of other companies. The Company uses the non-GAAP financial measures discussed herein in its analysis of the Company’s performance. The Company’s management believes that these non-GAAP financial measures provide additional understanding of ongoing operations, enhance comparability of results of operations with prior periods and show the effects of significant gains and charges in the periods presented without the impact of items or events that may obscure trends in the Company’s underlying performance. For a reconciliation of these measures to their most directly comparable GAAP measures and additional information about these non-GAAP financial measures, see “Alternative Performance Measures (non-GAAP)” in the tables within the section “Key Financial Results.”

FORWARD-LOOKING STATEMENTS

This press release and statements by our management may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that include, without limitation, statements made in Mr. Asbury’s quotations, statements regarding future economic conditions and the impacts of the current economic uncertainties, estimates with respect to the remaining net accretion related to acquisition accounting, and statements that include other projections, predictions, expectations, or beliefs about future events or results, including the Company’s ability to meet its top tier financial targets, or otherwise are not statements of historical fact. Such forward-looking statements are based on certain assumptions as of the time they are made, and are inherently subject to known and unknown risks, uncertainties, and other factors, some of which cannot be predicted or quantified, that may cause actual results, performance, or achievements to be materially different from those expressed or implied by such forward-looking statements. Forward-looking statements are often characterized by the use of qualified words (and their derivatives) such as “expect,” “believe,” “estimate,” “plan,” “project,” “anticipate,” “intend,” “will,” “may,” “view,” “opportunity,” “potential,” “continue,” “confidence,” or words of similar meaning or other statements concerning opinions or judgment of the Company and its management about future events. Although the Company believes that its expectations with respect to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual future results, performance, or achievements of, or trends affecting, the Company will not differ materially from any projected future results, performance, achievements or trends expressed or implied by such forward-looking statements. Actual future results, performance, achievements or trends may differ materially from historical results or those anticipated depending on a variety of factors, including, but not limited to the effects of or changes in:

●	market interest rates and their related impacts on macroeconomic conditions, customer and client behavior, the Company’s funding costs and the Company’s loan and securities portfolios;
●	inflation and its impacts on economic growth and customer and client behavior;
●	general economic and financial market conditions, in the United States generally and particularly in the markets in which the Company operates and which its loans are concentrated, including the effects of declines in real estate values, an increase in unemployment levels and slowdowns in economic growth;
●	monetary and fiscal policies of the U.S. government, including policies of the U.S. Department of the Treasury and the Federal Reserve;
●	the quality or composition of the Company’s loan or investment portfolios and changes therein;
●	demand for loan products and financial services in the Company’s market areas;
●	the Company’s ability to manage its growth or implement its growth strategy;
●	the effectiveness of expense reduction plans;
●	the introduction of new lines of business or new products and services;
●	the Company’s ability to recruit and retain key employees;
●	real estate values in the Company’s lending area;
●	an insufficient ACL;
●	changes in accounting principles, standards, rules, and interpretations, and the related impact on the Company’s financial statements;
●	volatility in the ACL resulting from the CECL methodology, either alone or as that may be affected by conditions arising out of the COVID-19 pandemic, inflation, changing interest rates, or other factors;
●	the Company’s liquidity and capital positions;
●	concentrations of loans secured by real estate, particularly commercial real estate;
●	the effectiveness of the Company’s credit processes and management of the Company’s credit risk;
●	the Company’s ability to compete in the market for financial services and increased competition from fintech companies;
●	technological risks and developments, and cyber threats, attacks, or events;
●	operational, technological, cultural, regulatory, legal, credit, and other risks associated with the exploration, consummation and integration of potential future acquisitions, whether involving stock or cash considerations;
●	the potential adverse effects of unusual and infrequently occurring events, such as weather-related disasters, terrorist acts, geopolitical conflicts (such as the ongoing conflict between Russia and Ukraine) or public health events (such as COVID-19), and of governmental and societal responses thereto; these potential adverse effects may include, without limitation, adverse effects on the ability of the Company's borrowers to satisfy their obligations to the Company, on the value of collateral securing loans, on the demand for the Company's loans or its other products and services, on supply chains and methods used to distribute products and services, on incidents of cyberattack and fraud, on the Company’s liquidity or capital positions, on risks posed by reliance on third-party service providers, on other aspects of the Company's business operations and on financial markets and economic growth;
●	the effect of steps the Company takes in response to the COVID-19 pandemic, the severity and duration of the pandemic, the uncertainty regarding new variants of COVID-19 that have emerged, the speed and efficacy of vaccine and treatment developments, the impact of loosening or tightening of government restrictions, the pace of recovery when the pandemic subsides and the heightened impact it has on many of the risks described herein;
●	the discontinuation of LIBOR and its impact on the financial markets, and the Company’s ability to manage operational, legal and compliance risks related to the discontinuation of LIBOR and implementation of one or more alternate reference rates;
●	performance by the Company’s counterparties or vendors;
●	deposit flows;
●	the availability of financing and the terms thereof;
●	the level of prepayments on loans and mortgage-backed securities;
●	legislative or regulatory changes and requirements;
●	potential claims, damages, and fines related to litigation or government actions;
●	the effects of changes in federal, state or local tax laws and regulations;
●	any event or development that would cause the Company to conclude that there was an impairment of any asset, including intangible assets, such as goodwill; and
●	other factors, many of which are beyond the control of the Company.

Please also refer to such other factors as discussed throughout Part I, Item 1A. “Risk Factors” and Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and related disclosures in other filings, which have been filed with the U.S. Securities and Exchange Commission (“SEC”) and are available on the SEC’s website at www.sec.gov. All risk factors and uncertainties described herein and therein should be considered in evaluating forward-looking statements, and all of the forward-looking statements are expressly qualified by the cautionary statements contained or referred to herein and therein. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on the Company or its businesses or operations. Readers are cautioned not to rely too heavily on the forward-looking statements, and undue reliance should not be placed on such forward-looking statements. Forward-looking statements speak only as of the date they are made. The Company does not intend or assume any obligation to update, revise or clarify any forward-looking statements that may be made from time to time by or on behalf of the Company, whether as a result of new information, future events or otherwise.

ATLANTIC UNION BANKSHARES CORPORATION AND SUBSIDIARIES

KEY FINANCIAL RESULTS

(Dollars in thousands, except share data)

	As of & For Three Months Ended			As of & For Year Ended
	12/31/22	09/30/22	12/31/21	12/31/22	12/31/21
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(audited)
Results of Operations
Interest and dividend income	$202,068	$171,156	$147,456	$660,435	$592,359
Interest expense	38,220	20,441	9,129	76,174	41,099
Net interest income	163,848	150,715	138,327	584,261	551,260
Provision for credit losses	6,257	6,412	(1,000)	19,028	(60,888)
Net interest income after provision for credit losses	157,591	144,303	139,327	565,233	612,148
Noninterest income	24,500	25,584	36,417	118,523	125,806
Noninterest expenses	99,790	99,923	119,944	403,802	419,195
Income before income taxes	82,301	69,964	55,800	279,954	318,759
Income tax expense	11,777	11,894	8,021	45,444	54,842
Net income	70,524	58,070	47,779	234,510	263,917
Dividends on preferred stock	2,967	2,967	2,967	11,868	11,868
Net income available to common shareholders	$67,557	$55,103	$44,812	$222,642	$252,049

Interest earned on earning assets (FTE) (1)	$206,186	$174,998	$150,684	$675,308	$604,950
Net interest income (FTE) (1)	167,966	154,557	141,555	599,134	563,851
Total revenue (FTE) (1)	192,466	180,141	177,972	717,657	689,657
Pre-PPP total adjusted revenue (FTE) (1) (10)	192,447	179,687	161,423	703,772	636,215
Pre-tax pre-provision adjusted operating earnings (8)	88,559	76,376	66,199	295,411	284,779
Pre-PPP pre-tax pre-provision adjusted operating earnings (8) (10)	88,539	75,922	54,787	290,605	236,561

Key Ratios
Earnings per common share, diluted	$0.90	$0.74	$0.59	$2.97	$3.26
Return on average assets (ROA)	1.39%	1.15%	0.94%	1.18%	1.32%
Return on average equity (ROE)	12.05%	9.45%	6.98%	9.51%	9.68%
Return on average tangible common equity (ROTCE) (2) (3)	22.92%	17.21%	11.98%	17.33%	16.72%
Efficiency ratio	52.98%	56.68%	68.64%	57.46%	61.91%
Efficiency ratio (FTE) (1)	51.85%	55.47%	67.39%	56.27%	60.78%
Net interest margin	3.61%	3.34%	3.03%	3.27%	3.08%
Net interest margin (FTE) (1)	3.70%	3.43%	3.10%	3.36%	3.15%
Yields on earning assets (FTE) (1)	4.54%	3.88%	3.30%	3.78%	3.38%
Cost of interest-bearing liabilities	1.24%	0.68%	0.30%	0.64%	0.34%
Cost of deposits	0.72%	0.37%	0.12%	0.34%	0.16%
Cost of funds	0.84%	0.45%	0.20%	0.42%	0.23%

Operating Measures (4)
Adjusted operating earnings	$70,525	$58,070	$56,784	$230,879	$285,174
Adjusted operating earnings available to common shareholders	67,558	55,103	53,817	219,011	273,306
Adjusted operating earnings per common share, diluted	$0.90	$0.74	$0.71	$2.92	$3.53
Adjusted operating ROA	1.39%	1.15%	1.11%	1.16%	1.43%
Adjusted operating ROE	12.05%	9.45%	8.30%	9.37%	10.46%
Adjusted operating ROTCE (2) (3)	22.92%	17.21%	14.25%	17.06%	18.07%
Adjusted operating efficiency ratio (FTE) (1)(7)	50.61%	54.09%	57.96%	54.68%	54.52%

Per Share Data
Earnings per common share, basic	$0.90	$0.74	$0.59	$2.97	$3.26
Earnings per common share, diluted	0.90	0.74	0.59	2.97	3.26
Cash dividends paid per common share	0.30	0.30	0.28	1.16	1.09
Market value per share	35.14	30.38	37.29	35.14	37.29
Book value per common share	29.68	28.46	33.80	29.68	33.80
Tangible book value per common share (2)	16.87	15.61	20.79	16.87	20.79
Price to earnings ratio, diluted	9.79	10.37	15.93	11.83	11.44
Price to book value per common share ratio	1.18	1.07	1.10	1.18	1.10
Price to tangible book value per common share ratio (2)	2.08	1.95	1.79	2.08	1.79
Weighted average common shares outstanding, basic	74,712,040	74,703,699	75,654,336	74,949,109	77,399,902
Weighted average common shares outstanding, diluted	74,713,972	74,705,054	75,667,759	74,953,398	77,417,801
Common shares outstanding at end of period	74,712,622	74,703,774	75,663,648	74,712,622	75,663,648

ATLANTIC UNION BANKSHARES CORPORATION AND SUBSIDIARIES

KEY FINANCIAL RESULTS

(Dollars in thousands, except share data)

	As of & For Three Months Ended			As of & For Year Ended
	12/31/22	09/30/22	12/31/21	12/31/22	12/31/21
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(audited)
Capital Ratios
Common equity Tier 1 capital ratio (5)	9.95%	9.96%	10.24%	9.95%	10.24%
Tier 1 capital ratio (5)	10.94%	10.98%	11.32%	10.94%	11.32%
Total capital ratio (5)	13.70%	13.80%	14.17%	13.70%	14.17%
Leverage ratio (Tier 1 capital to average assets) (5)	9.42%	9.32%	9.01%	9.42%	9.01%
Common equity to total assets	10.78%	10.60%	12.68%	10.78%	12.68%
Tangible common equity to tangible assets (2)	6.43%	6.11%	8.20%	6.43%	8.20%

Financial Condition
Assets	$20,461,138	$19,950,231	$20,064,796	$20,461,138	$20,064,796
Loans held for investment (net of deferred fees and costs)	14,449,142	13,918,720	13,195,843	14,449,142	13,195,843
Securities	3,709,761	3,640,722	4,186,475	3,709,761	4,186,475
Earning Assets	18,271,430	17,790,324	18,030,138	18,271,430	18,030,138
Goodwill	925,211	925,211	935,560	925,211	935,560
Amortizable intangibles, net	26,761	29,142	43,312	26,761	43,312
Deposits	15,931,677	16,546,216	16,611,068	15,931,677	16,611,068
Borrowings	1,708,700	669,558	506,594	1,708,700	506,594
Stockholders' equity	2,372,737	2,281,150	2,710,071	2,372,737	2,710,071
Tangible common equity (2)	1,254,408	1,160,440	1,564,842	1,254,408	1,564,842

Loans held for investment, net of deferred fees and costs
Construction and land development	$1,101,260	$1,068,201	$862,236	$1,101,260	$862,236
Commercial real estate - owner occupied	1,982,608	1,953,872	1,995,409	1,982,608	1,995,409
Commercial real estate - non-owner occupied	3,996,130	3,900,325	3,789,377	3,996,130	3,789,377
Multifamily real estate	802,923	774,970	778,626	802,923	778,626
Commercial & Industrial	2,983,349	2,709,047	2,542,243	2,983,349	2,542,243
Residential 1-4 Family - Commercial	538,063	542,612	607,337	538,063	607,337
Residential 1-4 Family - Consumer	940,275	891,353	816,524	940,275	816,524
Residential 1-4 Family - Revolving	585,184	588,452	560,796	585,184	560,796
Auto	592,976	561,277	461,052	592,976	461,052
Consumer	152,545	172,776	176,992	152,545	176,992
Other Commercial	773,829	755,835	605,251	773,829	605,251
Total loans held for investment	$14,449,142	$13,918,720	$13,195,843	$14,449,142	$13,195,843

Deposits
Interest checking accounts	$4,186,505	$4,354,351	$4,176,032	$4,186,505	$4,176,032
Money market accounts	3,922,536	3,962,473	4,249,858	3,922,536	4,249,858
Savings accounts	1,130,899	1,173,566	1,121,297	1,130,899	1,121,297
Time deposits of $250,000 and over	405,060	415,984	452,193	405,060	452,193
Other time deposits	1,403,438	1,348,904	1,404,364	1,403,438	1,404,364
Time deposits	1,808,498	1,764,888	1,856,557	1,808,498	1,856,557
Total interest-bearing deposits	$11,048,438	$11,255,278	$11,403,744	$11,048,438	$11,403,744
Demand deposits	4,883,239	5,290,938	5,207,324	4,883,239	5,207,324
Total deposits	$15,931,677	$16,546,216	$16,611,068	$15,931,677	$16,611,068

Averages
Assets	$20,174,152	$19,980,500	$20,236,889	$19,949,388	$19,977,551
Loans held for investment (net of deferred fees and costs)	14,117,433	13,733,447	13,082,412	13,671,714	13,639,325
Loans held for sale	7,809	15,063	26,775	14,519	39,031
Securities	3,644,196	3,818,607	3,998,058	3,896,337	3,579,378
Earning assets	18,000,596	17,879,222	18,138,285	17,853,216	17,903,671
Deposits	16,611,749	16,488,224	16,861,219	16,451,718	16,541,286
Time deposits	1,764,596	1,745,224	1,941,420	1,735,983	2,201,039
Interest-bearing deposits	11,415,032	11,163,945	11,489,510	11,172,759	11,485,130
Borrowings	816,818	703,272	445,344	700,271	453,452
Interest-bearing liabilities	12,231,850	11,867,217	11,934,854	11,873,030	11,938,582
Stockholders' equity	2,321,208	2,436,999	2,715,610	2,465,049	2,725,330
Tangible common equity (2)	1,201,732	1,315,085	1,568,828	1,333,751	1,573,415

ATLANTIC UNION BANKSHARES CORPORATION AND SUBSIDIARIES

KEY FINANCIAL RESULTS

(Dollars in thousands, except share data)

	As of & For Three Months Ended			As of & For Year Ended
	12/31/22	09/30/22	12/31/21	12/31/22	12/31/21
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(audited)
Asset Quality
Allowance for Credit Losses (ACL)
Beginning balance, Allowance for loan and lease losses (ALLL)	$108,009	$104,184	$101,798	$99,787	$160,540
Add: Recoveries	1,332	1,214	1,720	5,076	8,218
Less: Charge-offs	2,142	1,801	2,231	7,409	10,083
Add: Provision for loan losses	3,569	4,412	(1,500)	13,314	(58,888)
Ending balance, ALLL	$110,768	$108,009	$99,787	$110,768	$99,787

Beginning balance, Reserve for unfunded commitment (RUC)	$11,000	$9,000	$7,500	$8,000	$10,000
Add: Provision for unfunded commitments	2,675	2,000	500	5,675	(2,000)
Ending balance, RUC	$13,675	$11,000	$8,000	$13,675	$8,000
Total ACL	$124,443	$119,009	$107,787	$124,443	$107,787

ACL / total outstanding loans	0.86%	0.86%	0.82%	0.86%	0.82%
ACL / total adjusted loans(9)	0.86%	0.86%	0.83%	0.86%	0.83%
ALLL / total outstanding loans	0.77%	0.78%	0.76%	0.77%	0.76%
ALLL / total adjusted loans(9)	0.77%	0.78%	0.76%	0.77%	0.76%
Net charge-offs / total average loans	0.02%	0.02%	0.02%	0.02%	0.01%
Net charge-offs / total adjusted average loans(9)	0.02%	0.02%	0.02%	0.02%	0.01%
Provision for loan losses/ total average loans	0.10%	0.13%	(0.05)%	0.10%	(0.43)%
Provision for loan losses/ total adjusted average loans(9)	0.10%	0.13%	(0.05)%	0.10%	(0.46)%

Nonperforming Assets (6)
Construction and land development	$307	$421	$2,697	$307	$2,697
Commercial real estate - owner occupied	7,178	4,883	5,637	7,178	5,637
Commercial real estate - non-owner occupied	1,263	1,923	3,641	1,263	3,641
Multifamily real estate	—	—	113	—	113
Commercial & Industrial	1,884	2,289	1,647	1,884	1,647
Residential 1-4 Family - Commercial	1,904	1,962	2,285	1,904	2,285
Residential 1-4 Family - Consumer	10,846	11,121	11,397	10,846	11,397
Residential 1-4 Family - Revolving	3,453	3,583	3,406	3,453	3,406
Auto	200	318	223	200	223
Consumer	3	—	54	3	54
Nonaccrual loans	$27,038	$26,500	$31,100	$27,038	$31,100
Foreclosed property	76	2,087	1,696	76	1,696
Total nonperforming assets (NPAs)	$27,114	$28,587	$32,796	$27,114	$32,796
Construction and land development	$100	$115	$299	$100	$299
Commercial real estate - owner occupied	2,167	3,517	1,257	2,167	1,257
Commercial real estate - non-owner occupied	607	621	433	607	433
Commercial & Industrial	459	526	1,897	459	1,897
Residential 1-4 Family - Commercial	275	308	990	275	990
Residential 1-4 Family - Consumer	1,955	680	3,013	1,955	3,013
Residential 1-4 Family - Revolving	1,384	1,255	882	1,384	882
Auto	344	148	241	344	241
Consumer	108	86	120	108	120
Other Commercial	91	95	—	91	—
Loans ≥ 90 days and still accruing	$7,490	$7,351	$9,132	$7,490	$9,132
Total NPAs and loans ≥ 90 days	$34,604	$35,938	$41,928	$34,604	$41,928
NPAs / total outstanding loans	0.19%	0.21%	0.25%	0.19%	0.25%
NPAs / total adjusted loans(9)	0.19%	0.21%	0.25%	0.19%	0.25%
NPAs / total assets	0.13%	0.14%	0.16%	0.13%	0.16%
ALLL / nonaccrual loans	409.68%	407.58%	320.86%	409.68%	320.86%
ALLL/ nonperforming assets	408.53%	377.83%	304.27%	408.53%	304.27%

ATLANTIC UNION BANKSHARES CORPORATION AND SUBSIDIARIES

KEY FINANCIAL RESULTS

(Dollars in thousands, except share data)

	As of & For Three Months Ended			As of & For Year Ended
	12/31/22	09/30/22	12/31/21	12/31/22	12/31/21
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(audited)
Past Due Detail (6)
Construction and land development	$1,253	$120	$1,357	$1,253	$1,357
Commercial real estate - owner occupied	2,305	7,337	1,230	2,305	1,230
Commercial real estate - non-owner occupied	1,121	—	1,965	1,121	1,965
Multifamily real estate	1,229	—	84	1,229	84
Commercial & Industrial	824	796	1,161	824	1,161
Residential 1-4 Family - Commercial	1,231	1,410	1,844	1,231	1,844
Residential 1-4 Family - Consumer	5,951	1,123	3,368	5,951	3,368
Residential 1-4 Family - Revolving	1,843	1,115	1,493	1,843	1,493
Auto	2,747	1,876	1,866	2,747	1,866
Consumer	351	409	689	351	689
Other Commercial	—	—	37	—	37
Loans 30-59 days past due	$18,855	$14,186	$15,094	$18,855	$15,094
Construction and land development	$45	$107	$—	$45	$—
Commercial real estate - owner occupied	635	763	152	635	152
Commercial real estate - non-owner occupied	48	457	127	48	127
Commercial & Industrial	174	3,128	1,438	174	1,438
Residential 1-4 Family - Commercial	—	97	272	—	272
Residential 1-4 Family - Consumer	1,690	1,449	2,925	1,690	2,925
Residential 1-4 Family - Revolving	511	1,081	363	511	363
Auto	450	257	249	450	249
Consumer	125	101	186	125	186
Loans 60-89 days past due	$3,678	$7,440	$5,712	$3,678	$5,712

Past Due and still accruing	$30,023	$28,977	$29,938	$30,023	$29,938
Past Due and still accruing / total loans	0.21%	0.21%	0.23%	0.21%	0.23%

Troubled Debt Restructurings
Performing	$9,273	$10,333	$10,313	$9,273	$10,313
Nonperforming	4,917	5,298	7,642	4,917	7,642
Total troubled debt restructurings	$14,190	$15,631	$17,955	$14,190	$17,955

Alternative Performance Measures (non-GAAP)
Net interest income (FTE) (1)
Net interest income (GAAP)	$163,848	$150,715	$138,327	$584,261	$551,260
FTE adjustment	4,118	3,842	3,228	14,873	12,591
Net interest income (FTE) (non-GAAP)	$167,966	$154,557	$141,555	$599,134	$563,851
Noninterest income (GAAP)	24,500	25,584	36,417	118,523	125,806
Total revenue (FTE) (non-GAAP)	$192,466	$180,141	$177,972	$717,657	$689,657

Average earning assets	$18,000,596	$17,879,222	$18,138,285	$17,853,216	$17,903,671
Net interest margin	3.61%	3.34%	3.03%	3.27%	3.08%
Net interest margin (FTE)	3.70%	3.43%	3.10%	3.36%	3.15%

Tangible Assets (2)
Ending assets (GAAP)	$20,461,138	$19,950,231	$20,064,796	$20,461,138	$20,064,796
Less: Ending goodwill	925,211	925,211	935,560	925,211	935,560
Less: Ending amortizable intangibles	26,761	29,142	43,312	26,761	43,312
Ending tangible assets (non-GAAP)	$19,509,166	$18,995,878	$19,085,924	$19,509,166	$19,085,924

Tangible Common Equity (2)
Ending equity (GAAP)	$2,372,737	$2,281,150	$2,710,071	$2,372,737	$2,710,071
Less: Ending goodwill	925,211	925,211	935,560	925,211	935,560
Less: Ending amortizable intangibles	26,761	29,142	43,312	26,761	43,312
Less: Perpetual preferred stock	166,357	166,357	166,357	166,357	166,357
Ending tangible common equity (non-GAAP)	$1,254,408	$1,160,440	$1,564,842	$1,254,408	$1,564,842

Average equity (GAAP)	$2,321,208	$2,436,999	$2,715,610	$2,465,049	$2,725,330
Less: Average goodwill	925,211	925,211	935,560	930,315	935,560
Less: Average amortizable intangibles	27,909	30,347	44,866	34,627	49,999
Less: Average perpetual preferred stock	166,356	166,356	166,356	166,356	166,356
Average tangible common equity (non-GAAP)	$1,201,732	$1,315,085	$1,568,828	$1,333,751	$1,573,415

ROTCE (2)(3)
Net income available to common shareholders (GAAP)	$67,557	$55,103	$44,812	$222,642	$252,049
Plus: Amortization of intangibles, tax effected	1,881	1,959	2,548	8,544	10,984
Net income available to common shareholders before amortization of intangibles (non-GAAP)	$69,438	$57,062	$47,360	$231,186	$263,033

Return on average tangible common equity (ROTCE)	22.92%	17.21%	11.98%	17.33%	16.72%

ATLANTIC UNION BANKSHARES CORPORATION AND SUBSIDIARIES

KEY FINANCIAL RESULTS

(Dollars in thousands, except share data)

	As of & For Three Months Ended			As of & For Year Ended
	12/31/22	09/30/22	12/31/21	12/31/22	12/31/21
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(audited)
Operating Measures (4)
Net income (GAAP)	$70,524	$58,070	$47,779	$234,510	$263,917
Plus: Net loss related to balance sheet repositioning, net of tax	—	—	—	—	11,609
Plus: Branch closing and facility consolidation costs, net of tax	—	—	13,063	4,351	13,775
Less: (Loss) gain on sale of securities, net of tax	(1)	—	—	(2)	69
Less: Gain on sale of DHFB, net of tax	—	—	—	7,984	—
Less: Gain on Visa, Inc. Class B common stock, net of tax	—	—	4,058	—	4,058
Adjusted operating earnings (non-GAAP)	70,525	58,070	56,784	230,879	285,174
Less: Dividends on preferred stock	2,967	2,967	2,967	11,868	11,868
Adjusted operating earnings available to common shareholders (non-GAAP)	$67,558	$55,103	$53,817	$219,011	$273,306

Noninterest expense (GAAP)	$99,790	$99,923	$119,944	$403,802	$419,195
Less: Amortization of intangible assets	2,381	2,480	3,225	10,815	13,904
Less: Losses related to balance sheet repositioning	—	—	—	—	14,695
Less: Branch closing and facility consolidation costs	—	—	16,536	5,508	17,437
Adjusted operating noninterest expense (non-GAAP)	$97,409	$97,443	$100,183	$387,479	$373,159

Noninterest income (GAAP)	$24,500	$25,584	$36,417	$118,523	$125,806
Less: (Loss) gain on sale of securities	(1)	—	—	(3)	87
Less: Gain on sale of DHFB	—	—	—	9,082	—
Less: Gain on Visa, Inc. Class B common stock	—	—	5,137	—	5,137
Adjusted operating noninterest income (non-GAAP)	$24,501	$25,584	$31,280	$109,444	$120,582

Net interest income (FTE) (non-GAAP) (1)	$167,966	$154,557	$141,555	$599,134	$563,851
Adjusted operating noninterest income (non-GAAP)	24,501	25,584	31,280	109,444	120,582
Total adjusted revenue (FTE) (non-GAAP) (1)	$192,467	$180,141	$172,835	$708,578	$684,433
Less: PPP accretion interest income and fees	20	454	11,412	4,806	48,218
Pre-PPP total adjusted revenue (FTE) (non-GAAP) (1) (10)	$192,447	$179,687	$161,423	$703,772	$636,215

Efficiency ratio	52.98%	56.68%	68.64%	57.46%	61.91%
Efficiency ratio (FTE) (1)	51.85%	55.47%	67.39%	56.27%	60.78%
Adjusted operating efficiency ratio (FTE) (1)(7)	50.61%	54.09%	57.96%	54.68%	54.52%

Operating ROA & ROE (4)
Adjusted operating earnings (non-GAAP)	$70,525	$58,070	$56,784	$230,879	$285,174

Average assets (GAAP)	$20,174,152	$19,980,500	$20,236,889	$19,949,388	$19,977,551
Return on average assets (ROA) (GAAP)	1.39%	1.15%	0.94%	1.18%	1.32%
Adjusted operating return on average assets (ROA) (non-GAAP)	1.39%	1.15%	1.11%	1.16%	1.43%

Average equity (GAAP)	$2,321,208	$2,436,999	$2,715,610	$2,465,049	$2,725,330
Return on average equity (ROE) (GAAP)	12.05%	9.45%	6.98%	9.51%	9.68%
Adjusted operating return on average equity (ROE) (non-GAAP)	12.05%	9.45%	8.30%	9.37%	10.46%

Operating ROTCE (2)(3)(4)
Adjusted operating earnings available to common shareholders (non-GAAP)	$67,558	$55,103	$53,817	$219,011	$273,306
Plus: Amortization of intangibles, tax effected	1,881	1,959	2,548	8,544	10,984
Adjusted operating earnings available to common shareholders before amortization of intangibles (non-GAAP)	$69,439	$57,062	$56,365	$227,555	$284,290

Average tangible common equity (non-GAAP)	$1,201,732	$1,315,085	$1,568,828	$1,333,751	$1,573,415
Adjusted operating return on average tangible common equity (non-GAAP)	22.92%	17.21%	14.25%	17.06%	18.07%

Pre-tax pre-provision adjusted operating earnings (8)
Net income (GAAP)	$70,524	$58,070	$47,779	$234,510	$263,917
Plus: Provision for credit losses	6,257	6,412	(1,000)	19,028	(60,888)
Plus: Income tax expense	11,777	11,894	8,021	45,444	54,842
Plus: Net loss related to balance sheet repositioning	—	—	—	—	14,695
Plus: Branch closing and facility consolidation costs	—	—	16,536	5,508	17,437
Less: (Loss) gain on sale of securities	(1)	—	—	(3)	87
Less: Gain on sale of DHFB	—	—	—	9,082	—
Less: Gain on Visa, Inc. Class B common stock	—	—	5,137	—	5,137
Pre-tax pre-provision adjusted operating earnings (non-GAAP)	$88,559	$76,376	$66,199	$295,411	$284,779
Less: Dividends on preferred stock	2,967	2,967	2,967	11,868	11,868
Pre-tax pre-provision adjusted operating earnings available to common shareholders (non-GAAP)	$85,592	$73,409	$63,232	$283,543	$272,911

Pre-tax pre-provision adjusted operating earnings (non-GAAP)	$88,559	$76,376	$66,199	$295,411	$284,779
Less: PPP accretion interest income and fees	20	454	11,412	4,806	48,218
Pre-PPP pre-tax pre-provision adjusted operating earnings (non-GAAP) (10)	$88,539	$75,922	$54,787	$290,605	$236,561

Weighted average common shares outstanding, diluted	74,713,972	74,705,054	75,667,759	74,953,398	77,417,801
Pre-tax pre-provision earnings per common share, diluted	$1.15	$0.98	$0.84	$3.78	$3.53

ATLANTIC UNION BANKSHARES CORPORATION AND SUBSIDIARIES

KEY FINANCIAL RESULTS

(Dollars in thousands, except share data)

	As of & For Three Months Ended			As of & For Year Ended
	12/31/22	09/30/22	12/31/21	12/31/22	12/31/21
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(audited)
Adjusted Loans (9)
Loans held for investment (net of deferred fees and costs) (GAAP)	$14,449,142	$13,918,720	$13,195,843	$14,449,142	$13,195,843
Less: PPP loans (net of deferred fees and costs)	7,286	12,146	150,363	7,286	150,363
Total adjusted loans (non-GAAP)	$14,441,856	$13,906,574	$13,045,480	$14,441,856	$13,045,480

Average loans held for investment (net of deferred fees and costs) (GAAP)	$14,117,433	$13,733,447	$13,082,412	$13,671,714	$13,639,325
Less: Average PPP loans (net of deferred fees and costs)	8,217	14,280	288,204	41,896	864,814
Total adjusted average loans (non-GAAP)	$14,109,216	$13,719,167	$12,794,208	$13,629,818	$12,774,511

Mortgage Origination Held for Sale Volume
Refinance Volume	$2,312	$5,637	$46,575	$55,725	$287,976
Purchase Volume	29,262	66,360	71,969	238,310	322,492
Total Mortgage loan originations held for sale	$31,574	$71,997	$118,544	$294,035	$610,468
% of originations held for sale that are refinances	7.3%	7.8%	39.3%	19.0%	47.2%

Wealth
Assets under management ("AUM")	$4,271,728	$4,065,059	$6,741,022	$4,271,728	$6,741,022

Other Data
End of period full-time employees	1,877	1,890	1,876	1,877	1,876
Number of full-service branches	114	114	130	114	130
Number of automatic transaction machines ("ATMs")	131	131	148	131	148

(1)	These are non-GAAP financial measures. Net interest income (FTE), total revenue (FTE), and total adjusted revenue (FTE), which are used in computing net interest margin (FTE), efficiency ratio (FTE) and adjusted operating efficiency ratio (FTE), provide valuable additional insight into the net interest margin and the efficiency ratio by adjusting for differences in tax treatment of interest income sources. The entire FTE adjustment is attributable to interest income on earning assets, which is used in computing yield on earning assets. Interest expense and the related cost of interest-bearing liabilities and cost of funds ratios are not affected by the FTE components.
(2)	These are non-GAAP financial measures. Tangible assets and tangible common equity are used in the calculation of certain profitability, capital, and per share ratios. The Company believes tangible assets, tangible common equity and the related ratios are meaningful measures of capital adequacy because they provide a meaningful base for period-to-period and company-to-company comparisons, which the Company believes will assist investors in assessing the capital of the Company and its ability to absorb potential losses. The Company believes tangible common equity is an important indication of its ability to grow organically and through business combinations as well as its ability to pay dividends and to engage in various capital management strategies.
(3)	These are non-GAAP financial measures. The Company believes that ROTCE is a meaningful supplement to GAAP financial measures and useful to investors because it measures the performance of a business consistently across time without regard to whether components of the business were acquired or developed internally.
(4)
(4)
These are non-GAAP financial measures. Adjusted operating measures exclude the losses related to balance sheet repositioning (principally composed of losses on debt extinguishment), gains or losses on sale of securities, gains on the sale of Visa, Inc. Class B common stock, gain on the sale of Dixon, Hubard, Feinour & Brown, Inc. (“DHFB”), as well as strategic branch closure initiatives and related facility consolidation costs (principally composed of real estate, leases and other assets write downs, as well as severance and expense reduction initiatives). The Company believes these non-GAAP adjusted measures provide investors with important information about the continuing economic results of the organization’s operations. Prior periods reflect adjustments for previously announced strategic branch closure and expense reduction initiatives.

(5)	All ratios at December 31, 2022 are estimates and subject to change pending the Company’s filing of its FR Y9-C. All other periods are presented as filed.
(6)	These balances reflect the impact of the Coronavirus Aid, Relief, and Economic Security Act and the joint guidance issued by the five federal bank regulatory agencies and the Conference of State Bank Supervisors on March 22, 2020, as subsequently revised on April 7, 2020, which provides relief for TDR designations and also provides guidance on past due reporting for modified loans made between March 1, 2020 and January 1, 2022.
(7)	The adjusted operating efficiency ratio (FTE) excludes the amortization of intangible assets, gains or losses on sale of securities, gains on the sale of Visa, Inc. Class B common stock, gain on the sale of DHFB, losses related to balance sheet repositioning (principally composed of losses on debt extinguishment), as well as strategic branch closure initiatives and related facility consolidation costs. This measure is similar to the measure utilized by the Company when analyzing corporate performance and is also similar to the measure utilized for incentive compensation. The Company believes this adjusted measure provides investors with important information about the combined economic results of the organization’s operations. Prior periods reflect adjustments for previously announced strategic branch closure and expense reduction initiatives.
(8)	These are non-GAAP financial measures. Pre-tax pre-provision adjusted earnings excludes the provision for credit losses, which can fluctuate significantly from period-to-period under the CECL methodology, income tax expense, losses related to balance sheet repositioning (principally composed of losses on debt extinguishment), gains or losses on sale of securities, gains on the sale of Visa, Inc. Class B common stock, gain on the sale of DHFB, as well as strategic branch closure initiatives and related facility consolidation costs. The Company believes this adjusted measure provides investors with important information about the combined economic results of the organization’s operations. Prior periods reflect adjustments for previously announced strategic branch closure and expense reduction initiatives.
(9)	These are non-GAAP financial measures. PPP adjustment impact excludes the unforgiven portion of PPP loans. The Company believes loans held for investment (net of deferred fees and costs), excluding PPP is useful to investors as it provides more clarity on the Company’s organic growth. The Company also believes that the related non-GAAP financial measures of past due loans still accruing interest as a percentage of total loans held for investment (net of deferred fees and costs), excluding PPP, are useful to investors as loans originated under the PPP carry a SBA guarantee. The Company believes that the ALLL as a percentage of loans held for investment (net of deferred fees and costs), excluding PPP, is useful to investors because of the size of the Company’s PPP originations and the impact of the embedded credit enhancement provided by the SBA guarantee.
(10)	These are non-GAAP financial measures. The Company believes excluding PPP accretion interest income and fees from operating earnings is useful to investors as it provides more clarity on the Company’s non-PPP related income.

ATLANTIC UNION BANKSHARES CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except share data)

	December 31,	September 30,	December 31,
	2022	2022	2021
ASSETS	(unaudited)	(unaudited)	(audited)
Cash and cash equivalents:
Cash and due from banks	$216,384	$177,969	$180,963
Interest-bearing deposits in other banks	102,107	211,785	618,714
Federal funds sold	1,457	1,188	2,824
Total cash and cash equivalents	319,948	390,942	802,501
Securities available for sale, at fair value	2,741,816	2,717,323	3,481,650
Securities held to maturity, at carrying value	847,732	841,349	628,000
Restricted stock, at cost	120,213	82,050	76,825
Loans held for sale, at fair value	3,936	12,889	20,861
Loans held for investment, net of deferred fees and costs	14,449,142	13,918,720	13,195,843
Less: allowance for loan and lease losses	110,768	108,009	99,787
Total loans held for investment, net	14,338,374	13,810,711	13,096,056
Premises and equipment, net	118,243	126,374	134,808
Goodwill	925,211	925,211	935,560
Amortizable intangibles, net	26,761	29,142	43,312
Bank owned life insurance	440,656	437,988	431,517
Other assets	578,248	576,252	413,706
Total assets	$20,461,138	$19,950,231	$20,064,796
LIABILITIES
Noninterest-bearing demand deposits	$4,883,239	$5,290,938	$5,207,324
Interest-bearing deposits	11,048,438	11,255,278	11,403,744
Total deposits	15,931,677	16,546,216	16,611,068
Securities sold under agreements to repurchase	142,837	146,182	117,870
Other short-term borrowings	1,176,000	133,800	—
Long-term borrowings	389,863	389,576	388,724
Other liabilities	448,024	453,307	237,063
Total liabilities	18,088,401	17,669,081	17,354,725
Commitments and contingencies
STOCKHOLDERS' EQUITY
Preferred stock, $10.00 par value	173	173	173
Common stock, $1.33 par value	98,873	98,845	100,101
Additional paid-in capital	1,772,440	1,769,858	1,807,368
Retained earnings	919,537	874,393	783,794
Accumulated other comprehensive income (loss)	(418,286)	(462,119)	18,635
Total stockholders' equity	2,372,737	2,281,150	2,710,071
Total liabilities and stockholders' equity	$20,461,138	$19,950,231	$20,064,796

Common shares outstanding	74,712,622	74,703,774	75,663,648
Common shares authorized	200,000,000	200,000,000	200,000,000
Preferred shares outstanding	17,250	17,250	17,250
Preferred shares authorized	500,000	500,000	500,000

ATLANTIC UNION BANKSHARES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands, except share data)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2022	2022	2021	2022	2021
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(audited)
Interest and dividend income:
Interest and fees on loans	$173,475	$144,673	$125,195	$555,614	$508,770
Interest on deposits in other banks	1,383	941	401	2,612	855
Interest and dividends on securities:
Taxable	16,196	14,750	11,757	59,306	43,859
Nontaxable	11,014	10,792	10,103	42,903	38,875
Total interest and dividend income	202,068	171,156	147,456	660,435	592,359
Interest expense:
Interest on deposits	30,236	15,386	4,915	56,201	27,117
Interest on short-term borrowings	3,588	1,229	17	5,393	108
Interest on long-term borrowings	4,396	3,826	4,197	14,580	13,874
Total interest expense	38,220	20,441	9,129	76,174	41,099
Net interest income	163,848	150,715	138,327	584,261	551,260
Provision for credit losses	6,257	6,412	(1,000)	19,028	(60,888)
Net interest income after provision for credit losses	157,591	144,303	139,327	565,233	612,148
Noninterest income:
Service charges on deposit accounts	7,631	6,784	7,808	30,052	27,122
Other service charges, commissions and fees	1,631	1,770	1,625	6,765	6,595
Interchange fees	2,571	2,461	2,027	9,110	8,279
Fiduciary and asset management fees	4,085	4,134	7,239	22,414	27,562
Mortgage banking income	379	1,390	3,330	7,085	21,022
Bank owned life insurance income	2,649	3,445	3,286	11,507	11,488
Loan-related interest rate swap fees	3,664	2,050	1,443	12,174	5,620
Other operating income	1,890	3,550	9,659	19,416	18,118
Total noninterest income	24,500	25,584	36,417	118,523	125,806
Noninterest expenses:
Salaries and benefits	58,723	56,600	57,970	228,926	214,929
Occupancy expenses	6,328	6,408	7,013	26,013	28,718
Furniture and equipment expenses	3,978	3,673	4,031	14,838	15,950
Technology and data processing	9,442	8,273	8,543	33,372	30,200
Professional services	4,456	3,504	4,680	16,730	17,841
Marketing and advertising expense	2,228	2,343	2,545	9,236	9,875
FDIC assessment premiums and other insurance	1,896	3,094	2,684	10,241	9,482
Franchise and other taxes	4,500	4,507	4,436	18,006	17,740
Loan-related expenses	1,356	1,575	1,715	6,574	7,004
Amortization of intangible assets	2,381	2,480	3,225	10,815	13,904
Loss on debt extinguishment	—	—	—	—	14,695
Other expenses	4,502	7,466	23,102	29,051	38,857
Total noninterest expenses	99,790	99,923	119,944	403,802	419,195
Income before income taxes	82,301	69,964	55,800	279,954	318,759
Income tax expense	11,777	11,894	8,021	45,444	54,842
Net income	$70,524	$58,070	$47,779	234,510	263,917
Dividends on preferred stock	2,967	2,967	2,967	11,868	11,868
Net income available to common shareholders	$67,557	$55,103	$44,812	$222,642	$252,049

Basic earnings per common share	$0.90	$0.74	$0.59	$2.97	$3.26
Diluted earnings per common share	$0.90	$0.74	$0.59	$2.97	$3.26

AVERAGE BALANCES, INCOME AND EXPENSES, YIELDS AND RATES (TAXABLE EQUIVALENT BASIS) (UNAUDITED)

(Dollars in thousands)

	For the Quarter Ended
	December 31, 2022			September 30, 2022
	Average Balance	Interest Income / Expense (1)	Yield / Rate (1)(2)	Average Balance	Interest Income / Expense (1)	Yield / Rate (1)(2)
Assets:
Securities:
Taxable	$2,016,845	$16,196	3.19%	$2,193,279	$14,750	2.67%
Tax-exempt	1,627,351	13,942	3.40%	1,625,328	13,661	3.33%
Total securities	3,644,196	30,138	3.28%	3,818,607	28,411	2.95%
Loans, net (3)	14,117,433	174,531	4.90%	13,733,447	145,433	4.20%
Other earning assets	238,967	1,517	2.52%	327,168	1,154	1.40%
Total earning assets	18,000,596	$206,186	4.54%	17,879,222	$174,998	3.88%
Allowance for loan and lease losses	(109,535)			(104,746)
Total non-earning assets	2,283,091			2,206,024
Total assets	$20,174,152			$19,980,500

Liabilities and Stockholders' Equity:
Interest-bearing deposits:
Transaction and money market accounts	$8,495,299	$24,712	1.15%	$8,247,650	$11,342	0.55%
Regular savings	1,155,137	110	0.04%	1,171,071	64	0.02%
Time deposits	1,764,596	5,414	1.22%	1,745,224	3,980	0.90%
Total interest-bearing deposits	11,415,032	30,236	1.05%	11,163,945	15,386	0.55%
Other borrowings	816,818	7,984	3.88%	703,272	5,055	2.85%
Total interest-bearing liabilities	$12,231,850	$38,220	1.24%	$11,867,217	$20,441	0.68%

Noninterest-bearing liabilities:
Demand deposits	5,196,717			5,324,279
Other liabilities	424,377			352,005
Total liabilities	17,852,944			17,543,501
Stockholders' equity	2,321,208			2,436,999
Total liabilities and stockholders' equity	$20,174,152			$19,980,500
Net interest income		$167,966			$154,557

Interest rate spread			3.30%			3.20%
Cost of funds			0.84%			0.45%
Net interest margin			3.70%			3.43%

(1)	Income and yields are reported on a taxable equivalent basis using the statutory federal corporate tax rate of 21%.
(2)	Rates and yields are annualized and calculated from actual, not rounded amounts in thousands, which appear above.
(3)	Nonaccrual loans are included in average loans outstanding.